EXHIBIT 21


            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES

                         SUBSIDIARIES OF THE REGISTRANT

                                DECEMBER 31, 1999

         At December 31, 1999, the Registrant had the following 100% owned subsidiary:

                  Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC*

         At December 31, 1999, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

                CommonWealth/Cousins  I, LLC (50.10% owned by  Registrant  and
                  49.90%  owned  by  CommonWealth  Pacific,  LLC)
                Cousins/Myers Second Street Partners, L.L.C.*
                Cousins/Myers II, LLC*
                Cousins Real Estate  Corporation and  subsidiaries  (100% of non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins MarketCenters, Inc. (100% owned by Cousins Real Estate Corporation)
                CP Venture Three LLC (88.50% owned by Registrant and 11.50%
                  owned by Prudential)
                CREC  II Inc.  and  subsidiaries  (100%  of  non-voting  commo stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins Stone Texas, Inc. and CS Texas, Inc.
                Perimeter Expo Associates, L.P. (90% owned by Registrant and 10%
                  owned by Cousins MarketCenters, Inc.)
                Rocky Creek Properties, Inc. & MT&E - Macon-Harris (75% owned b
                  Registrant)

* Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Registrant.

         At December 31, 1999, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

                285 Venture, Ltd. (50% owned by Registrant) Brad Cous Golf Venture, Ltd. (50% owned by Registrant)
                CC-JM II Associates (50% owned by Registrant)
                Charlotte Gateway Village, LLC (50% owned  by  Registrant)
                C-H  Associates,  Ltd.  (49%  owned by Cousins Real Estate
                  Corporation)
                C-H Leasing  Associates (50% owned by  Cousins  Real  Estate
                  Corporation)
                C-H  Management Associates  (50% owned by  Cousins  Real Estate
                  Corporation)
                Cousins LORET Venture, L.L.C. (50% owned by Registrant) Cousins Stone LP (50% owned by CREC II Inc.'s subsidiaries)
                CP Venture  LLC (50%  owned by  Registrant)
                CP  Venture  Two LLC (11.50% owned by Registrant)
                Crawford Long-CPI, LLC (50% owned by Registrant)
                CSC Associates,  L.P. (50% owned by Registrant)
                Green Valley  Associates II (50% owned by Registrant)  Hickory
                Hollow   Associates   (50%  owned  by  Cousins   Real   Estate
                  Corporation)
                MC Dusseldorf  Holding B.V. (10% voting  interest  owned by
                  Registrant  and 40% voting  interest owned by Cousins
                  Real Estate Corporation)
                Ten Peachtree Place Associates (50% owned by Registrant)
                Temco Associates (50% owned by Cousins Real Estate Corporation) Wildwood Associates (50% owned by Registrant)